UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 2054

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934.
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Date of Report (Date of earliest event reported): April 15, 2005


                              M.B.A. Holdings, Inc.
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             (Exact name of registrant as specified in its Charter)



          Nevada                         0-28221                87-0522680
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(State or other jurisdiction of        (Commission           (I.R.S. Employer
incorporation or organization)         file number)         Identification No.)


              9419 E. San Salvador, Suite 105, Scottsdale, AZ 85260
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          (Address of principal executive offices, including zip code)

                                 (480) 860-2288
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                         (Registrant's telephone number)

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Item 2.01.   Completion of Acquisition or Disposition of Assets

     (a) The Company acquired the remaining 50% of Blue Sky Motorcycle Rentals, Inc. ("Blue Sky") on April 15, 2005.

     (b) Blue Sky operates a motorcycle rental business in Colorado and has sold its business model to similar operations in Arizona, California, New Mexico, Nevada and Florida.

     (c) Wayne G. Ordakowski sold his 50% interest in Blue Sky to the Company for $275,000.00 in cash from internally generated funds. Mr. Ordakowski will continue as a consultant to the Company

Item 3.02.   Unregistered Sales of Equity Securities

229.701(a)and (c)through (e)

         A Class B Preferred Stock of 3,000,000 shares was created and approved by the State of Nevada April 15, 2005. The Class B Preferred Stock has been assigned the voting power of one hundred (100) voting shares for each Preferred Stock share. The Company issued 2,000,000 of such shares to Cactus Family Investments, LLC ("Cactus"), a Limited Liability Company owned and controlled by Gaylen M. Brotherson, the Company's CEO, in return for $317,382.50 of past due rents that were due to Cactus.

         In a related transaction, Cactus converted 460,000 shares of Class A Preferred Stock into 46,000,000 shares of common stock and returned the remaining 1,540,000 Class A Convertible Preferred Stock to the Company as a contribution to capital. The Board of Directors directed that the shares so received shall be cancelled.

         The  securities  issued in this  transaction  are  exempt  pursuant  to
         Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D

Item 9.01.  Financial Statements and Exhibits.

     (a) Not applicable.

     (b) Not applicable.

     (c) Exhibits. The following exhibits are being filed herewith:

     None


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          M.B.A. Holdings, Inc.

        Date: April 19, 2005          By: /s/ Dennis M. O'Connor
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                                          Dennis M. O'Connor
                                          Chief Financial Officer